Exhibit 10.3

[Letterhead of Sotheby’s]

Severance Agreement Amendment

December 19, 2013

Patrick S. McClymont

c/o Sotheby’s

1334 York Avenue

New York, New York 10021

Dear Patrick:

This letter agreement hereby amends your Severance Agreement dated September 22, 2013 (the “Agreement”) with Sotheby’s effective January 1, 2014.

Section (1)(a)(iv) of the Agreement is hereby deleted in its entirety. All other provisions of the Agreement remain valid and binding.

Very truly yours,

SOTHEBY’S

By:	/s/ Gilbert L. Klemann, II
Gilbert L. Klemann, II Executive Vice President and Worldwide General Counsel and Secretary

SOTHEBY’S, INC.

By:	/s/ Gilbert L. Klemann, II
Gilbert L. Klemann, II Executive Vice President and Worldwide General Counsel and Secretary

Read, accepted and agreed to this 19th day of December, 2013

/s/ Patrick McClymont

Patrick McClymont

Cc:	Kenneth A. Lefkowitz, Esq.

Hughes Hubbard & Reed LLP